UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2023

SKYX PLATFORMS CORP.

(Exact name of Registrant as Specified in its Charter)

Florida	001-41276	46-3645414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2855 W. McNab Road

Pompano Beach, Florida 33069

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (855) 759-7584

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	SKYX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 26, 2023, SKYX Platforms Corp. (the “Company”) entered into an “at the market offering” (ATM) Sales Agreement (the “Sales Agreement”) with The Benchmark Company, LLC, as agent (“Benchmark”), pursuant to which the Company may, from time to time, offer and sell shares of the Company’s common stock, no par value per share (the “Shares”), through or to Benchmark as its sales agent or principal.

The offer and sale of the Shares will be made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-271698) filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 5, 2023 and declared effective by the SEC on May 12, 2023, as supplemented by a prospectus supplement dated May 26, 2023 and filed with the SEC pursuant to Rule 424(b) (the “Prospectus Supplement”) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Prospectus Supplement, the Company may offer and sell up to a maximum of $20.0 million Shares.

Pursuant to the Sales Agreement, Benchmark may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act or any other method permitted by law, including in negotiated transactions, block trades and bought sales. Sales of the Shares, if any, will be made at prevailing market prices at the time of sale, or as otherwise agreed with Benchmark. Benchmark will receive a commission from the Company of up to 2.0% of the gross proceeds of any Shares sold under the Sales Agreement. In addition, the Company has agreed to reimburse certain expenses incurred by Benchmark in connection with the offering.

The Company is not obligated to sell, and Benchmark is not obligated to buy or sell, any Shares under the Sales Agreement. No assurance can be given that the Company will sell any Shares under the Sales Agreement, or, if it does, as to the price or amount of Shares that it sells or the dates when such sales will take place. Benchmark will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of The Nasdaq Stock Market LLC.

The Sales Agreement contains customary representations, warranties, and agreements by the Company, and customary indemnification rights and obligations of the parties. The Company or Benchmark may suspend or terminate the offering upon notice to the other party and subject to other conditions.

The above description of the Sales Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the opinion of Thompson Hine LLP relating to the validity of the Shares that may be sold pursuant to the Sales Agreement is filed herewith as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
1.1	Sales Agreement by and between SKYX Platforms Corp. and The Benchmark Company, LLC, dated May 26, 2023.
5.1	Opinion of Thompson Hine LLP.
23.1	Consent of Thompson Hine LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYX PLATFORMS CORP.

Date: May 26, 2023	By:	/s/ John P. Campi
	Name:	John P. Campi
	Title:	Chief Executive Officer